Translation from Bulgarian language

[Logo]

[Electronic signature: Daniela Stoyanova]

MINISTRY OF JUSTICE
REGISTRY AGENCY

1111 Sofia, 20 Elisaveta Bagryana St
www.registryagency.bg

Telephone: 9486 181, fax: 9486 194
office@registryagency.bg

CERTIFICATE
Ref. No. 20240414115212 / 04/14/2024

The Registry Agency hereby certifies that the Commercial Register and the Register of Non-Profit Legal Entities, on the docket for **NIKA EUROPE OOD, UIC: 206925008**, in part "Declared acts" as of 04/14/2024, the following circumstances have been entered and the following acts have been reported:

Part "Registered circumstances"
Section **General information**
Identification

1. Uniform Identification Code / Personal Identification Code	**206925008** **NIKA EUROPE OOD**

Section **General status**
General circumstances

2. Organization/Name	**НИКА ЮРЪП**
3. Legal form	**Limited liability company**
4. Transliteration	**NIKA EUROPE Ltd.**
5. Seat and registered office	**BULGARIA** **1680 Sofia, Sofia District (capital);** **Capital Municipality, Krasno Selo District,** **61A Nishava Str., level 3, apartment 6**

6. Objects	**Manufacture and sale of pharmaceutical products, both wholesale and retail, acquisition of goods and other items for resale either in their original state or after processing, engaging in commercial operations – including both import and export activities, conducting warehousing services, leasing of both movable and immovable properties, acting as commercial representatives and agents for both Bulgarian and foreign individuals and legal entities domestically and internationally, along with undertaking any other activities not forbidden by law.**
7. General Managers	**Dimitar Slavchev Savov, PIN: 5803146804, country: BULGARIA**
19. Members	**Dimitar Slavchev Savov, PIN: 5803146804, BGN 100, country: BULGARIA** *(Translator's note: this represents a stake of 20% in the company's capital)* **Nika Pharmaceuticals Inc., 2004119512, BGN 400** *(Translator's note: this represents a stake of 80% in the company's capital)* **Foreign legal entity, country: USA**
Capital	
31. Amount	**BGN 500**
32. Paid-in capital	**BGN 500**

I, the undersigned translator Kaloyan Todorov Kirilov, do certify the translation from Bulgarian to English language of the document herewith, consisting of 2 (two) pages, is true and correct.

СЛОВОРЕД 2020 ООД София

Translator: ……… Kaloyan Todorov Kirilov

София 1111, ул. Елисавета Багряна №20
www.registryagency.bg

тел.: 9486 181, факс: 9486 194
office@registryagency.bg

УДОСТОВЕРЕНИЕ

изх. № 20240414115212 / 14.04.2024г.

Агенция по вписванията удостоверява, че в търговския регистър и регистъра на ЮЛНЦ по партидата на **"НИКА ЮРЪП" ООД, ЕИК 206925008** в част „Вписани обстоятелства" и част „Обявени актове" към 14.04.2024 г. са вписани следните обстоятелства и са обявени следните актове:

Част "Вписани обстоятелства"

Раздел **Обща информация**

Идентификация

1.ЕИК/ПИК	**206925008** **"НИКА ЮРЪП" ООД**

Раздел **Общ статус**

Основни обстоятелства

2.Фирма/ Наименование	**НИКА ЮРЪП**
3.Правна форма	**Дружество с ограничена отговорност**
4.Изписване на чужд език	**"NIKA EUROPE" Ltd.**
5.Седалище и адрес на управление	**БЪЛГАРИЯ** **гр. София 1680, Област София (столица);** **Община Столична, Район р-н Красно село** **Нишава, № 61А, ет. 3, ап. 6**
6.Предмет на дейност	**Производство и търговия на фармацевтични продукти, търговия на едро и дребно, покупка на стоки и други вещи с цел продажба в първоначален, преработен или обработен вид, търговска дейност /вкл. внос и износ/, складова дейност, отдаване под наем на движимо и недвижимо имущество, търговско представителство и агентство на български и чуждестранни физически и юридически лица в страната и чужбина, както и всяка друга дейност, незабранена от закона.**
7.Управители	**Димитър Славчев Савов, ЕГН 5803146804, държава: БЪЛГАРИЯ**
19.Съдружници	**Димитър Славчев Савов, ЕГН 5803146804, 100 лв., държава: БЪЛГАРИЯ** **Ника Фармасютикълс, Инк. 2004119512, 400 лв.** **Чуждестранно юридическо лице, държава: САЩ**

Капитал

31.Размер	**500 лева**
32.Внесен капитал	**500 лева**